Portions of this Exhibit are the subject of a request for confidential treatment. The copy filed as an exhibit omits the information subject to such confidentiality request. The omitted information has been filed separately with the Commission. Such portions are marked by brackets [***] and the page on which they appear contain an asterisk (*) in the upper right corner.

                                                                 EXHIBIT 10.15*


CLASSIFIEDS2000
617 Palomar Avenue, Sunnyvale, CA  94086 Tel (408) 524-8615, Fax (408) 773-2001
http://www.classifieds2000.com      email:barry@classifieds2000.com
--------------------------------------------------------------------------------

April 2, 1998

Headhunter.net
Attn:  Linda Marquis
 430 Boundary Blvd.
Suwanee, GA  30024

Via Facsimile:  603-881-7916

RE:   Twelve-Month Advertising Proposal for Headhunter.net

Dear Linda:

Thank you for renewing the advertising campaign for Headhunter.net within the Classifieds2000 Employment Network. As per my discussion with Warren Bare, and my subsequent accounting of our available inventory, following are details of the proposed advertising agreement:

Term:    12 Months:  April 2, 1998 - April 1, 1999


Guaranteed Minimum Number of Network Impressions:    [***]  Banner Impressions
per month in the Employment Category


Premium Benefit:   Three Inline Text Advertisements to rotate on Employment
Search Results Pages


Investment:     [***] CPM @ [***] discount = [***] CPM = [***] per month


Term of Offer: The terms contained within this advertising agreement are offered until Thursday April 2, 1998.

Banner Specifications:
468 pixels x 60 pixels; 10K maximum file size; multiple banners encouraged; GIF and JPEG formats; animated banners accepted; html file must not exceed 2.5Kb; html file plus associated graphics must not exceed 10Kb; FORMS within html must use METHOD-"POST", not "GET"; Alt-text specifications no greater than 100 characters long, including spaces and punctuation; Under-text specifications no greater than 50 characters long, including spaces and punctuation. GIFs and go-to URLs should be emailed to ron@classifieds2000.com.

Ad Service & Reporting:   Weekly reports will be emailed to Linda Marquis at
Headhunter.net for the previous week's rotation.

Payment: Classifieds2000 will invoice Headhunter.net on April 2, 1998, and on the 2nd day of each successive month for the duration of this agreement. Payment is due net 30 days.

         Payment can be mailed to:
         Classifieds2000
         617 Palomar Avenue
         Sunnyvale, CA  94086
         Attn:  Accounts Receivable

To confirm your acceptance of the above banner advertising agreement with Classifieds2000, please sign this letter below and return both pages to my attention by facsimile at (408) 773-2001.

Thank you again. I look forward to working with you to ensure the continued success of this promotion.

Sincerely,

    /s/ Barry S. Ikemoto
------------------------

Barry Ikemoto
Sales Manager


AGREED AND ACCEPTED:
Authorized Individual:     Linda Marquis
Title:   Marketing Manager
Company: Headhunter.net
Signature:        /s/ Linda Marquis
Date:             4/2/98


The Classifieds2000 Network is audited by ABC/ABVS.

- Agreement subject to credit approval by Classifieds2000 accounting department.
-    Space cannot be reserved without a signed advertising agreement.
- Advertising agreements must be signed at least 3 days prior to desired start date.
- Electronic images and URLs must be submitted at least 3 days prior to desired start date.
-    Advertising creative subject to approval by Classifieds2000.
- Under delivery of impressions shall be compensated for by make-good delivery in subsequent periods.
- Classifieds2000 and its related parties reserve the right at any time and for any reason in its sole discretion to decline any advertising and to cease further publication of any advertising. Classifieds2000 shall not be liable in any way providing that any amounts received for advertising that is not published will be refunded.
- In no event shall Classifieds2000 be liable for any special, indirect, incidental or consequential damages (including but not limited to such damages arising from breach of contract or warranty or from negligence or strict liability), or for interrupted communications, lost data or lost profits, arising out of or in connection with this agreement, even if Classifieds2000 has been advised of (or should know of) the possibility of such damages. Under no circumstance shall Classifieds2000 be liable to any customer or any third parties for an amount greater than the amounts received from customer hereunder damages. Under no circumstances shall Classifieds2000 be liable to any customer or any third parties for an amount greater than the amounts received from customer hereunder.


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